AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FEBRUARY 13, 2009
REGISTRATION NO. 333-151632

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUPERFUND GOLD, L.P.
(Exact name of registrant as specified in its charter)

Delaware	6221
(State of Organization)	(Primary Standard Industrial
Classification Code Number)
98-0574019
(I.R.S. Employer Identification Number)
Roman Gregorig
Otway Building	Otway Building
P.O. Box 1479	P.O. Box 1479
Grand Anse	Grand Anse
St. George’s, Grenada	St. George’s, Grenada
West Indies	West Indies
(473) 439- 2418	(473) 439-2418
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:

Daniel F. Spies
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-4167
     Approximate Date Of Commencement Of Proposed Sale To The Public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
EX-23.05

PART II
Information Not Required in Prospectus
Item 16. Exhibits and Financial Statement Schedules.
     The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

Exhibit
Number	Description of Document

1.01	Form of Selling Agent Agreement between the Registrant and Superfund USA,
(amended)	Inc., including form of Additional Selling Agent Selling Agreement.*

3.01	Certificate of Limited Partnership of the Registrant.*

3.02	Limited Partnership Agreement of the Registrant.*

3.04	Form of Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus).*

5.01	Opinion of Sidley Austin LLP relating to the legality of the Units.*
(amended)

8.01	Opinion of Sidley Austin LLP with respect to federal income tax consequences.*
(amended)
10.01	Form of Administration Agreement between the Registrant and the Administrator.*

10.02	Form of Escrow Agreement among the Registrant, the General Partner and the Escrow Agent.*

10.04	Form of Subscription Agreement and Power of Attorney (included in Exhibit D to the Prospectus).*

23.04	Consent of Sidley Austin LLP (included in Exhibit 8.01).*

23.05	Consent of Deloitte & Touche LLP.

*	Previously filed

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, and pursuant to Rule 478(a) promulgated thereunder, the General Partner of the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in St. George’s, Grenada, West Indies on the 13 day of February, 2009.
Superfund Gold, L.P.

By:	Superfund Capital Management, Inc.
General Partner

By:	/s/ Nigel James
Nigel James
President

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